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                                                                    Exhibit 10.8



                          PROPERTY CAPITAL TRUST 1994

                  STOCK OPTION PLAN FOR NON-EMPLOYEE TRUSTEES


        Property Capital Trust, a Massachusetts business trust (the "Trust"), hereby formulates and adopts the following Stock Option Plan (the "Plan") for Eligible Trustees of the Trust (as defined below).

        1. PURPOSE. The purpose of the Plan is to secure for the Trust the benefits of the additional incentive inherent in the ownership of common shares, no par value, of the Trust ("Common Shares") by Eligible Trustees of the Trust and to help the Trust secure and retain the services of such Eligible Trustees.

        2. ADMINISTRATION. The Plan is intended to allow the Eligible Trustees receiving grants pursuant to it to be, with respect to other stock plans of the Trust, "disinterested persons" as defined in Rule 16b-3 ("Rule 16b-3"), adopted under the Securities Exchange Act of 1934 (the "Exchange Act"), and, accordingly, is intended to be self-governing to the extent required by Rule 16b-3. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. To the extent, if any, that questions of administration arise, these shall be resolved by the Board of Trustees of the Trust (the "Board of Trustees"). The Board of Trustees may, in its discretion, delegate to the President of the Trust all authority and responsibility to act pursuant to this Plan. All references to the "Plan Administrators" in this Plan shall refer to either the Board of Trustees or the President, depending upon whether the Board of Trustees has delegated its authority pursuant to this Section 2.

        Subject to the express provisions of the Plan, the Plan Administrators shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determination of the Plan Administrators shall be conclusive.

        3. COMMON SHARES SUBJECT TO OPTIONS. Subject to the adjustment provisions of Paragraph 14 below, a maximum of 100,000 Common Shares may be made subject to options granted under the Plan. If, and to the extent that, options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new options may be granted in respect of the shares covered by
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such terminated, expired or canceled options.  The granting  and terms of such new options shall comply in all respects with the provisions  of the Plan.

        Common Shares sold upon the exercise of any option granted under the Plan may be authorized and unissued Common Shares, issued Common Shares held in the Trust's treasury or both.

        There shall be reserved at all times for sale under the Plan a number of authorized and unissued Common Shares, Common Shares held in the Trust's treasury, or both, equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

        4.   Grant of Options.
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             (1)  AWARDS.  If a person is elected or re-elected as an Eligible
Trustee at an annual meeting of shareholders of the Trust, such person will
automatically   receive on the date of such election or re-election an option to purchase 4,000 Common Shares.

             (2) TYPE OF OPTIONS. All options granted under the Plan shall be "nonqualified" stock options subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

        5. INDIVIDUALS ELIGIBLE. Only trustees of the Trust who are not employees of the Trust or any subsidiary of the Trust ("Eligible Trustees") shall participate in the Plan.

        A trustee receiving an option pursuant to the Plan is hereinafter referred to as an "Optionee."

        6. PRICE. The option price of each Common Share purchasable under any option granted pursuant to the Plan shall be the Fair Market Value (as defined below) thereof at the time the option is granted.

        For purposes of the Plan, "Fair Market Value" of a Common Share shall mean the average of the last prices of the sales of Common Shares on all securities exchanges on which the Common Shares may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges, or, if for any day on which the market value is being determined the Common Shares are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System, or, if for any day on
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which the market value is being determined the Common Shares are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

        7. VESTING OF OPTIONS. Each option granted to an Optionee hereunder shall become vested and exercisable on the day immediately preceding the annual meeting of shareholders next succeeding the date of grant of such option.

        Upon the death or "permanent and total disability" within the meaning of section 22(e)(3) of the Code ("Disability") of an Eligible Trustee, each option held by such Optionee which has not theretofore vested and become exercisable shall immediately vest and become exercisable, and upon the occurrence of a Change of Control, each option which has not theretofore vested and become exercisable shall immediately vest and become exercisable. For purposes of this paragraph a "Change of Control" shall be deemed to have occurred if:

             (i) after the effective date of this Plan, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Trust or any employee benefit plan of the Trust)), becomes a beneficial owner directly or indirectly of securities representing 25% or more of the combined voting power of the then outstanding voting securities of the Trust; or

             (ii) a merger, consolidation, sale of all or substantially all of the assets of the Trust or contested election of Trustees or directors, or any combination of the foregoing occurs and within two years of the occurrence of any of the foregoing, the individuals who were Trustees of the Trust immediately prior thereto (other than any person employed by the Trust) shall cease to constitute a majority of the Board of Trustees of the Trust or of the Board of Trustees or Directors of its successor by a merger, consolidation, sale of assets or similar event.

All outstanding options, to the extent not vested in accordance with the foregoing, shall be forfeited on the date of termination of a Trustee's service as a Trustee of the Trust.

        8. DURATION OF OPTIONS. Notwithstanding any provision of the Plan to the contrary, the unexercised portion of any option granted under the Plan shall

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automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

             a. The expiration of 15 years from the date on which such option was granted;

             b. The expiration of five years from the date the Optionee's service with the Trust (including advisory services) terminates other than by reason of a termination for cause, including termination by reason of death or Disability; provided, however, that if the Optionee's service has terminated by reason of Disability and the Trustee shall die during the five-year period following termination, the expiration of five years from the date of the Optionee's death; and

             c. The date the Optionee's service with the Trust shall terminate by reason of "cause" (as hereafter defined). Termination by reason of "cause" shall mean termination by reason of participation and conduct during the performance of services consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to the Trust or any of its affiliates.

        9. EXERCISE OF OPTIONS. An option granted under the Plan shall be deemed exercised when the person entitled to exercise the option (i) delivers written notice to the Trust at its principal business office, directed to the attention of its Chief Financial Officer, of the decision to exercise and (ii) concurrently tenders to the Trust full payment for the shares to be purchased pursuant to such exercise. Payment for shares with respect to which an option is exercised may be made in cash, check or money order or by Common Shares owned by the Optionee for at least six months prior to exercise.

        10. NONTRANSFERABILITY OF OPTIONS. No option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an option.

        11. RIGHTS OF OPTIONEE. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a shareholder of the Trust with respect to the shares subject to an option until certificates for such shares shall actually have been issued upon the due exercise of such option. No adjustment shall be made for any regular cash dividend for which the record date is prior to the date

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of such due exercise and full payment for such shares has been made therefor.

        12. RIGHT TO TERMINATE SERVICE. Nothing in the Plan or in any option shall confer upon any Optionee the right to continue in the services of the Trust or affect the right of the shareholders of the Trust to terminate the Optionee's service at any time, subject, however, to the provisions of any agreement between the Trust and the Optionee.

        13. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

        14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any stock split, stock dividend, stock change, reclassification, recapitalization or combination of shares which changes the character or amount of the Common Shares, prior to exercise of any portion of an option theretofore granted under the Plan, such option, to the extent that it shall not have been exercised, shall entitle the Optionee (or the Optionee's executor or administrator) upon its exercise to receive in substitution therefor such number and kind of shares as the Optionee would have been entitled to receive if the Optionee had actually owned the stock subject to such option at the time of the occurrence of such change; provided, however, that if the change is of such a nature that the Optionee, upon exercise of the option, would receive property other than shares of stock, the Board of Trustees shall make an appropriate adjustment in the option to provide that the Optionee (or the Optionee's executor or administrator) shall acquire upon exercise only shares of stock of such number and kind as the Board of Trustees, in its sole judgment, shall deem equitable.

        In the event that any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Common Shares subject surviving or acquiring corporation shall make such similar adjustment as is permissible and appropriate.
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        If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

        In the event the Trust makes a distribution on the Common Shares in respect of any given fiscal quarter which exceeds the sum of (i) "Income before Gains (Losses) from Real Estate Investments and Extraordinary Item" and (ii) "Depreciation", or the successor categories for such items, as shown on the Trust's financial statements for such quarter, the exercise price of outstanding options shall thereupon be reduced (dollar-for-dollar) by the amount of any such excess distribution (calculated on a per share basis); provided, however, that in no event shall the exercise price be reduced as a result of the adjustments provided for in this Section 14 to less than $1.00 per share.

        15. FORM OF AGREEMENTS WITH OPTIONEES. Each option granted pursuant to the Plan shall be in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Plan Administrators shall provide for such option.

        16. PURCHASE FOR INVESTMENT. Whether or not the options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an option under the Plan may be required by the Trust to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Trust will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any option granted under the Plan.

        17. TERMINATION AND AMENDMENT OF PLAN AND OPTIONS. Unless the Plan shall theretofore have been terminated as hereinafter provided, options may be granted under the Plan, as provided in Paragraph 4 hereof, prior to the tenth anniversary of the Effective Date (as defined below) on which date the Plan will expire, except as to options then outstanding under the Plan. Such options shall remain in effect until they have been exercised, have expired or have been canceled.

        The Plan may be terminated or amended at any time by the Board of Trustees; provided, however, that (i) any such amendment shall comply with all applicable laws and applicable stock exchange listing requirements, (ii) the
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provisions of the Plan with respect to eligibility for participation or the timing or amount of grants of awards and the option price shall not be amended more than once every six months (other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder), and (iii) any amendment for which stockholder approval is required by law or in order to maintain continued qualification of the Plan under Rule 16b-3 shall not be effective until such approval has been obtained.

        No termination, modification or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to such option.

        18. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon its adoption by the Board of Trustees (the "Effective Date"), subject, however, to its approval by the Trust's shareholders within 12 months after the date of such adoption.

        19. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Trust with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Shares may be listed.

        20. WITHHOLDING. The Trust's obligation to deliver Common Shares in respect of any option granted under the Plan shall be subject to all applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any option, may be paid in Common Shares (including the withholding of shares subject to an option).

        21. SEPARABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Paragraph or part of a Paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Paragraph or part of a Paragraph to the fullest extent possible while remaining lawful and valid.

        22. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board of Trustees nor the
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submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitation on the power of the Board of Trustees to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        23. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

        24. EXCULPATION. It is understood that the obligations incurred by the Trust under or with respect to this Plan do not constitute personal obligations of the Trustees, officers, employees or shareholders of the Trust, or of any such Trustees, officers, employees or shareholders, and shall not create or involve any claim against, or personal liability on the part of, them or any of them. The Optionees agree to look solely to the assets of the Trust for satisfaction of any liability of the Trust under or with respect to the Plan and not to seek recourse against any such Trustees, officers, employees or shareholders, or any of them or any their personal assets for such satisfaction.